YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. **2026**

Vote by Internet - QUICK EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

HCB Financial Corp.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 16, 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12-digit control number to vote electronically at the special meeting. To attend the special meeting, visit:
https://www.cstproxy.com/hcbfinancialcorp/2026

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND 2.

Proposal No. 1 – The Merger Proposal
To approve the Agreement and Plan of Merger, dated as of March 18, 2026, by and between HCB and Independent Bank Corporation ("*Independent*"), pursuant to which HCB will merge with and into Independent, with Independent continuing as the surviving corporation (the "*Merger*"), and to approve the transactions contemplated thereby, each as more fully described in the accompanying prospectus and proxy statement (such proposal, collectively, the "*Merger Proposal*").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 – The Adjournment Proposal
To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, (i) to solicit additional proxies in the event there are not sufficient votes present at the special meeting, in person or by proxy, to approve the Merger Proposal, or (ii) to ensure that any supplement or amendment to the accompanying prospectus and proxy statement is timely provided to HCB shareholders (such proposal, collectively, the "*Adjournment Proposal*").

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2026**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on June 17, 2026

The notice of Special Meeting and the accompanying prospectus and proxy statement are available at https://www.cstproxy.com/hcbfinancialcorp/2026.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 17, 2026

HCB Financial Corp.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [■], 2026, in connection with the Special Meeting of Shareholders (the "Special Meeting") of HCB Financial Corp.(the "Company") to be held at 1:00 p.m., Eastern Time, on June 17, 2026, at the main office of the Company, located at 150 West Court Street, Hastings, Michigan 49058, and virtually over the Internet via live webcast, or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned, and hereby appoints Mark A. Kolanowski and Robert G. Ranes Jr., and each of them (with full power to act alone), as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of the Company held of record by the undersigned at the close of business on May 18, 2026 at the Special Meeting, or at any adjournments or postponements thereof, with all the powers the undesigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying prospectus and proxy statement.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND OFFICERS OF THE COMPANY. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

(Continued, and to be marked, dated and signed, on the other side)